UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2022

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite 101
Portland, OR 97224
(503) 601-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 3, 2022, Elias Nader tendered his resignation as the Chief Financial Officer of Pixelworks, Inc. (the “Company”). Mr. Nader will remain employed by the Company as an adviser until January 31, 2022.

(c) and (e)

Appointment of Haley Aman as Chief Financial Officer

Effective January 7, 2022, Haley Aman was appointed to serve as the Chief Financial Officer of the Company.

Ms. Aman, 40, has served as the Vice President of Finance for the Company since April 2021, as Corporate Controller since January 2013, and as Assistant Controller since January 2011 when she initially joined the Company. Prior to that, Ms. Aman spent just over 5 years at Deloitte & Touche LLP in the Audit and Enterprise Risk Services department. Ms. Aman holds a Bachelor of Science in Accounting from the University of Oregon and a Bachelor of Science in Finance from Portland State University. Ms. Aman is a Certified Public Accountant in the State of Oregon.

As the Company’s Chief Financial Officer, Ms. Aman will receive a base salary, initially set at an annualized amount of $270,000, and will be eligible to participate in the Company’s cash bonus program with an annual target bonus equal to 50% of her annual base salary. In addition, Ms. Aman will be awarded 150,000 restricted stock units (RSUs) which shall vest at a rate of 25% per year over four years on February 15, 2023, February 15, 2024, February 14, 2025, and February 13, 2026.

Ms. Aman will also enter into the Company’s standard form of Indemnity Agreement for directors and executive officers. Pursuant to the terms of the Indemnity Agreement, the Company will indemnify Ms. Aman to the fullest extent permitted under Oregon law against liabilities that may arise by reason of her service to Company, and advance expenses incurred because of any proceeding against her as to which she could be indemnified. A copy of the Indemnity Agreement is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed on March 10, 2021 and is incorporated herein by reference.

There are no family relationships between Ms. Aman and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Ms. Aman or any of her immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	January 7, 2022	/s/ Todd A. DeBonis
Todd A. DeBonis President and Chief Executive Officer (Principal Executive Officer)